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                                                                    Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of SS&C Technologies, Inc. on Forms S-8 (file numbers 333-07205, 333-07207, 333-07211, 333-07213 and 333-52295) of our report dated January 23, 1997, with respect to the consolidated financial statements of Quantra Corporation included in this Current Report on Form 8-K/A.

                                          /s/ Ernst & Young LLP


Chicago, Illinois
June 2, 1998